Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Ralph Martucci, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Warwick Valley Telephone Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 24, 2011

/s/ Ralph Martucci, Jr.
Ralph Martucci, Jr.
Executive Vice President, Chief Financial Officer and Treasurer